Exhibit 99.1

Convio Announces Financial Results for Fourth Quarter and Full Year 2011

20 Percent Year Over Year Increase in Fourth Quarter Revenue

AUSTIN, Texas--(BUSINESS WIRE)--February 9, 2012--Convio, Inc. (Nasdaq: CNVO), a leading provider of on-demand constituent engagement solutions for nonprofit organizations, today announced financial results for the fourth quarter and year ended December 31, 2011.

Fourth Quarter and Full Year 2011 Highlights:

  Revenue of $20.4 million for the fourth quarter, up 20 percent year over year.
  Q4 adjusted EBITDA of $2.5 million, up 98 percent from the same period a year ago.
  Record full year revenue of $80.4 million, up 15 percent from 2010 with usage revenues up 24 percent from 2010.
  2011 adjusted EBITDA of $11.3 million, an increase of 22 percent from 2010.
  Annual churn performance improved to 8.5 percent from 9.5 percent in 2010.
  Convio's clients raised more than $1.35 billion online in 2011, including a 17 percent year over year increase for the fourth quarter.
  Expanded internationally through the acquisition of Baigent Digital and closed a significant deal with Cancer Research UK, a leading cancer charity dedicated to saving lives through research.

“We delivered 20 percent year over year revenue growth for the fourth quarter, increasing our growth rate for the fourth consecutive quarter and exceeding our guidance for both revenue and non-GAAP earnings per share,” said Gene Austin, chief executive officer and president of Convio. “Our sales momentum continued to accelerate to close out 2011 with a total of 35 clients on the Luminate CRM platform and over 200 new mid-market clients on the Common Ground platform. Compared with 2010, our usage revenue rose 32 percent for the fourth quarter and 24 percent for all of 2011. And in the final week of 2011, we processed a record 191 million client emails, a 46 percent increase over 2010. Nonprofits around the world depend on Convio to deliver reliable solutions that generate favorable results, and I am very proud of what we accomplished in 2011.”

Financial Results for the Fourth Quarter and Full Year 2011

  Total fourth quarter revenue was $20.4 million, up 20 percent from the same period last year.
  For the full year 2011, total revenue was $80.4 million, an increase of 15 percent from 2010.
  GAAP net income for the fourth quarter was $12.5 million or $0.64 per weighted average diluted share, based on 19.6 million weighted average diluted shares outstanding. This compared to GAAP net income of $0.1 million or $0.00 per weighted average diluted share, based on 19.0 million weighted average diluted shares outstanding for the fourth quarter of 2010. Included in net income and net income per share for the fourth quarter of 2011 was a one-time tax benefit of $12.2 million, or $0.62 per diluted share, associated with the reversal of a valuation allowance related to certain deferred tax assets.
  Full year 2011 GAAP net income was $14.9 million, or $0.76 per weighted average diluted share, based on 19.5 million weighted average diluted shares outstanding. This compared to net income per weighted average diluted share of $0.20 for the full year 2010, based on 17.5 million weighted average diluted shares outstanding. Included in net income and net income per share for the full year 2011 was a one-time tax benefit of $12.2 million, or $0.62 per diluted share, associated with the reversal of a valuation allowance related to certain deferred tax assets.
  Non-GAAP net income for the fourth quarter was $1.9 million, compared to $0.8 million for the same period last year. Non-GAAP diluted net income per weighted average diluted share for the fourth quarter was $0.10, based on 19.6 million weighted average diluted shares outstanding, compared to non-GAAP diluted net income per weighted average diluted share of $0.04 for the same period last year, based on 19.0 million weighted average diluted shares outstanding.
  Non-GAAP net income for the full year was $8.3 million, compared to $6.6 million in 2010. For the full year 2011, non-GAAP net income per weighted average diluted share outstanding was $0.43 based on 19.5 million weighted average diluted shares outstanding, compared to non-GAAP net income per weighted average diluted share of $0.38 for 2010, based on 17.5 million weighted average diluted shares outstanding.
  Adjusted EBITDA for the fourth quarter was $2.5 million, up from $1.3 million reported in the same period last year. For the full year, adjusted EBITDA totaled $11.3 million, an increase of $2.0 million or 22 percent from 2010. Total cash, cash equivalents and marketable securities finished the year at approximately $54.2 million.

Acquisition by Blackbaud

As previously announced, on January 17, 2011 the company entered into an Agreement and Plan of Merger with Blackbaud (the "Merger Agreement"), pursuant to which the company will, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, be acquired by Blackbaud for $16.00 per share in cash. The transaction remains subject to regulatory approvals and other closing conditions.

No Conference Call

Given the pending acquisition by Blackbaud, the company will not be holding a conference call to discuss fourth quarter results and future outlook.

Blackbaud, Inc. (“Blackbaud”), through its wholly owned subsidiary Caribou Acquisition Corporation, has launched a tender offer (the “Offer”) for all the issued and outstanding shares of Convio, Inc. (“Convio”) common stock. On January 25, 2012, Blackbaud filed a tender offer statement on Schedule TO (the “Schedule TO”) with the U.S. Securities and Exchange Commission (the “SEC”) and Convio filed a solicitation/recommendation statement on Schedule 14D-9 (the “Schedule 14D-9”) with the SEC with respect to the Offer. This communication may be deemed to be solicitation material in respect of the Offer and the proposed merger (the “Merger”) between Caribou Acquisition Corporation and Convio. Stockholders are urged to read both the Schedule TO, including the offer to purchase and letter of transmittal, and the Schedule 14D-9 because they contain important information with respect to the Offer and the Merger. Convio stockholders and other investors may obtain copies of the Schedule TO and the Schedule 14D-9 without charge from the SEC through the SEC’s website at www.sec.gov, from Georgeson Inc., the information agent for the Offer, toll-free at (800) 868-1391 (banks and brokers call (212) 440-9800), from Blackbaud (with respect to documents filed by Blackbaud with the SEC) by going to the Investor Relations section of Blackbaud’s website at www.blackbaud.com, or from Convio (with respect to documents filed by Convio with the SEC) by going to the Investor Relations section of Convio’s website at www.convio.com. STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THOSE MATERIALS CAREFULLY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE PROPOSED TRANSACTIONS.

Use of Non-GAAP Measures

Management believes that adjusted EBITDA and non-GAAP net income are useful measures of operating performance because they exclude items that we do not consider indicative of our core performance. In the case of adjusted EBITDA, we adjust net income for such things as interest, taxes, depreciation and amortization, stock-based compensation, acquisition related costs and certain non-cash and non-recurring items. Non-GAAP net income adds to net income amortization of intangible assets, stock-based compensation, acquisition related costs and certain non-cash and non-recurring items such as the gain (loss) on preferred stock warrant revaluation and the tax benefit for the reversal of a valuation allowance related to certain deferred tax assets. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, operating income and net income, or other financial measures prepared in accordance with GAAP. Reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Our management uses adjusted EBITDA and non-GAAP net income as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies; and in communications with our board of directors concerning our financial performance.

About Convio

Convio is a leading provider of on-demand constituent engagement solutions that enable nonprofit organizations to more effectively raise funds, advocate for change and cultivate relationships with donors, activists, volunteers, alumni and other constituents.

For more information, please visit www.convio.com.

Forward-looking Statements

This press release may contain forward-looking statements intended to convey expectations as to the future based on plans, estimates and projections. Although we believe that the expectations reflected in such forward-looking statements are reasonable, future circumstances might differ from the assumptions on which such statements are based. In addition, these statements can be affected by inaccurate assumptions and the impact of a variety of risks and uncertainties that could cause actual results to differ materially from those described in this press release including, among others: unfavorable economic and business conditions, in particular with respect to the nonprofit market in which we operate; challenges and risks relating to attracting and retaining customers; the risk that the acquisition of us by Blackbaud will not be consummated; if the acquisition is consummated, the expected benefits of the acquisition and combined business may not be realized; risks related to Blackbaud’s integration of our employees and operations; the potentially adverse impact of the announcement of the acquisition on our relationships with our employees, suppliers, existing customers or potential future customers; a loss of significant customers or a substantial reduction in orders from our existing customers; a reduction in usage of our systems by our customers or their clients and a corresponding reduction in usage revenue; an inability of customers to pay for our solutions and services; risks related to challenges associated with developing new and enhanced solutions that meet the needs of our clients; risks related to technological changes or alternative technologies that could make our products and services less competitive; risks associated with successful implementation of multiple integrated software products; risks associated with acquisitions and their integration; risks associated with international expansion; and the ability to attract and retain key personnel. Other risks that could impact our business adversely are those risks generally associated with management of growth; lengthy sales and implementation cycles; intellectual property infringement claims and other litigation; reliance on certain third-parties, including hosting facilities, software and application providers; the ability to access sufficient funding to finance desired growth and operations; and legislative actions which could reduce the effectiveness of our solutions and increase the costs of our business. These factors and other risks and uncertainties are described in more detail, from time to time, in Convio’s filings with the Securities and Exchange Commission which are available free of charge at www.sec.gov or on our website at www.convio.com/investor. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Convio does not undertake to update or revise any of these statements as a result of new information, future events or otherwise.

Convio, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	December 31,	December 31,
	2011	2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,035	$18,447
Restricted cash	2,329	1,248
Marketable securities	37,857	36,774
Accounts receivable, net	9,910	8,154
Prepaid expenses and other current assets	3,546	1,558
Total current assets	67,677	66,181
Property and equipment, net	7,111	4,609
Goodwill	9,624	5,527
Intangible assets, net	5,654	3,990
Long-term deferred tax assets	11,082	-
Other assets	71	104
Total assets	$101,219	$80,411

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$8,270	$6,080
Deferred revenue	14,537	15,917
Total current liabilities	22,807	21,997
Long-term liabilities	140	-
Total liabilities	22,947	21,997
Stockholders equity:
Common stock	19	18
Additional paid-in capital	116,429	111,218
Treasury stock at cost	(128)	-
Accumulated other comprehensive loss	(110)	(21)
Accumulated deficit	(37,938)	(52,801)
Total stockholders' equity	78,272	58,414
Total liabilities and stockholders' equity	$101,219	$80,411

Convio, Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,
	2010	2010	2010	2010	2011	2011	2011	2011
Revenue:
Subscription	$11,392	$11,470	$11,559	$11,782	$11,788	$12,025	$12,355	$12,766
Services	2,971	2,886	3,075	3,218	3,533	3,951	4,749	5,029
Usage	2,330	3,860	3,221	1,980	2,942	4,676	3,934	2,605
Total revenue	16,693	18,216	17,855	16,980	18,263	20,652	21,038	20,400
Cost of revenue:
Cost of subscription and usage (1)(3)	3,037	3,096	3,073	3,170	3,221	3,330	3,378	3,596
Cost of services (2)(3)	3,260	3,311	3,422	3,172	4,130	4,264	4,666	4,562
Total cost of revenue	6,297	6,407	6,495	6,342	7,351	7,594	8,044	8,158
Gross profit	10,396	11,809	11,360	10,638	10,912	13,058	12,994	12,242
Operating expenses:
Sales and marketing (3)	5,324	5,920	5,075	6,149	6,000	6,474	6,323	6,616
Research and development (3)	2,525	2,631	2,740	2,656	2,775	2,588	2,712	2,669
General and administrative (3)	1,538	1,556	1,666	1,792	2,030	2,315	2,386	2,556
Amortization of other intangibles	272	195	195	195	210	217	273	271
Total operating expenses	9,659	10,302	9,676	10,792	11,015	11,594	11,694	12,112
Income (loss) from operations	737	1,507	1,684	(154)	(103)	1,464	1,300	130
Interest income	1	15	25	20	23	25	23	25
Interest expense	(63)	(52)	(9)	(2)	-	-	-	-
Other income (expense)	(469)	454	-	60	1	-	(2)	(3)
Income (loss) before income taxes	206	1,924	1,700	(76)	(79)	1,489	1,321	152
Provision for income taxes	24	221	195	(141)	(7)	161	201	(12,335)
Net income (loss)	$182	$1,703	$1,505	$65	$(72)	$1,328	$1,120	$12,487

Net income (loss) attributable to common stockholders:
Basic	$104	$1,506	$1,505	$65	$(72)	$1,328	$1,120	$12,487
Diluted	$182	$1,703	$1,505	$65	$(72)	$1,328	$1,120	$12,487

Net income (loss) per share attributable to common stockholders:
Basic	$0.01	$0.11	$0.09	$0.00	$(0.00)	$0.07	$0.06	$0.68
Diluted	$0.01	$0.10	$0.08	$0.00	$(0.00)	$0.07	$0.06	$0.64

Weighted average shares outstanding used in computing per share amounts:
Basic	7,356	14,181	17,445	17,490	17,786	18,071	18,283	18,457
Diluted	14,350	17,519	18,911	19,037	17,786	19,594	19,507	19,642

(1) Includes amortization of acquired technology of $127, $98, $147, $193 and $192 for the quarters ended March 31, 2010, March 31, 2011, June 30, 2011, September 30, 2011 and December 31, 2011, respectively. There was no amortization of acquired technology in the other periods presented.

(2) Includes compensation expense related to earnout provisions of business acquisitions of $56, $83, $83 and $83 for the quarters ended March 31, 2011, June 30, 2011, September 30, 2011 and December 31, 2011, respectively. There were no compensation expenses related to business acquisitions prior to the acquisition of StrategicOne in January 2011.

(3) Includes stock-based compensation expense as follows:
	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,
	2010	2010	2010	2010	2011	2011	2011	2011
Cost of subscription and usage	$40	$43	$38	$41	$47	$59	$43	$46
Cost of services	78	79	74	76	114	152	135	143
Sales and marketing	164	178	160	157	192	349	163	194
Research and development	83	100	89	85	102	145	82	80
General and administrative	164	145	140	114	169	368	222	224

Convio, Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription	$12,766	$11,782	$48,934	$46,203
Services	5,029	3,218	17,262	12,150
Usage	2,605	1,980	14,157	11,391
Total revenue	20,400	16,980	80,353	69,744
Cost of revenue:
Cost of subscription and usage (1)(3)	3,596	3,170	13,525	12,376
Cost of services (2)(3)	4,562	3,172	17,622	13,165
Total cost of revenue	8,158	6,342	31,147	25,541
Gross profit	12,242	10,638	49,206	44,203
Operating expenses:
Sales and marketing (3)	6,616	6,149	25,413	22,468
Research and development (3)	2,669	2,656	10,744	10,552
General and administrative (3)	2,556	1,792	9,287	6,552
Amortization of other intangibles	271	195	971	857
Total operating expenses	12,112	10,792	46,415	40,429
Income from operations	130	(154)	2,791	3,774
Interest income	25	20	96	61
Interest expense	-	(2)	-	(126)
Other income (expense)	(3)	60	(4)	45
Income before income taxes	152	(76)	2,883	3,754
Provision for income taxes	(12,335)	(141)	(11,980)	299
Net income	$12,487	$65	$14,863	$3,455

Net income attributable to common stockholders:
Basic	$12,487	$65	$14,863	$3,048
Diluted	$12,487	$65	$14,863	$3,455

Net income per share attributable to common stockholders:
Basic	$0.68	$0.00	$0.82	$0.22
Diluted	$0.64	$0.00	$0.76	$0.20

Weighted average shares outstanding used in computing per share amounts:
Basic	18,457	17,490	18,151	14,155
Diluted	19,642	19,037	19,513	17,517

(1) Includes amortization of acquired technology of $192 and zero for the three month periods ended December 31, 2011 and 2010, respectively, and $630 and $127 for the years ended ended December 31, 2011 and 2010, respectively.

(2) Includes compensation expense related to earnout provisions of business acquisitions of $83 and zero for the three month periods ended December 31, 2011 and 2010, respectively, and $305 and zero for the years ended December 31, 2011 and 2010, respectively.

(3) Includes stock-based compensation expense as follows:
	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Cost of subscription and usage	$46	$41	$195	$162
Cost of services	143	76	544	307
Sales and marketing	194	157	898	659
Research and development	80	85	409	357
General and administrative	224	114	983	563

Convio, Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$12,487	$65	$14,863	$3,455
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,291	774	4,466	3,243
Other non-cash charges	687	420	3,029	2,010
Changes in operating assets and liabilities	(10,794)	2,161	(13,873)	414
Net cash provided by operating activities	3,671	3,420	8,485	9,122
Cash flows from investing activities:
Purchases of marketable securities	(20,942)	(14,239)	(56,622)	(46,864)
Proceeds from sales/maturities of marketable securities	15,843	9,900	54,768	9,900
Increase in restricted cash	(1,081)	-	(1,081)	(1,248)
Purchases of property and equipment, net	(657)	(977)	(2,975)	(2,574)
Capitalized software development costs	(576)	(316)	(2,230)	(937)
Cost of acquisitions, net of cash acquired	(59)	-	(6,797)	-
Net cash provided by (used in) investing activities	(7,472)	(5,632)	(14,937)	(41,723)
Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	-	(7)	(14)	(2,197)
Proceeds from issuance of common stock, net of treasury stock	579	493	2,055	36,583
Net cash provided by financing activities	579	486	2,041	34,386
Net change in cash and cash equivalents	(3,222)	(1,726)	(4,411)	1,785
Effect of exchange rates on cash and cash equivalents	7	-	(1)	-
Cash and cash equivalents at beginning of period	17,250	20,173	18,447	16,662
Cash and cash equivalents at end of period	$14,035	$18,447	$14,035	$18,447

Convio, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(dollars in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,
	2010	2010	2010	2010	2011	2011	2011	2011
Reconciliation of GAAP net income (loss) to non-GAAP net income:
GAAP net income (loss)	$182	$1,703	$1,505	$65	$(72)	$1,328	$1,120	$12,487
Stock-based compensation	529	545	501	473	624	1,073	645	687
Amortization of intangible assets	399	195	195	195	308	364	466	463
(Gain) loss on warrant revaluation	469	(454)	-	-	-	-	-	-
Acquisition related costs	-	-	-	103	146	287	166	385
Tax benefit for the reversal of a valuation allowance related to certain deferred tax assets	-	-	-	-	-	-	-	(12,153)
Non-GAAP net income	$1,579	$1,989	$2,201	$836	$1,006	$3,052	$2,397	$1,869

GAAP basic net income (loss) per share
Numerator:
Net income (loss)	$182	$1,703	$1,505	$65	$(72)	$1,328	$1,120	$12,487
Less: Undistributed earnings allocated to participating preferred stock (1)	(78)	(197)	-	-	-	-	-	-
Net income (loss) attributable to common stockholders	$104	$1,506	$1,505	$65	$(72)	$1,328	$1,120	$12,487
Denominator:
Weighted average common shares outstanding, basic	7,356	14,181	17,445	17,490	17,786	18,071	18,283	18,457
GAAP basic net income (loss) per common share	$0.01	$0.11	$0.09	$0.00	$(0.00)	$0.07	$0.06	$0.68

GAAP diluted net income (loss) per share
Numerator:
Net income (loss)	$182	$1,703	$1,505	$65	$(72)	$1,328	$1,120	$12,487
Denominator:
Weighted average common shares outstanding, basic	7,356	14,181	17,445	17,490	17,786	18,071	18,283	18,457
Add: Outstanding convertible preferred stock	5,316	1,694	-	-	-	-	-	-
Add: Outstanding convertible preferred stock warrants	122	77	47	50	-	6	4	5
Add: Options to purchase common stock	1,556	1,567	1,418	1,492	-	1,468	1,193	1,129
Add: Restricted stock units	-	-	1	5	-	49	27	51
Weighted average common shares outstanding, diluted (2)	14,350	17,519	18,911	19,037	17,786	19,594	19,507	19,642
GAAP diluted net income (loss) per common share	$0.01	$0.10	$0.08	$0.00	$(0.00)	$0.07	$0.06	$0.64

Non-GAAP basic net income per share
Numerator:
Non-GAAP net income	$1,579	$1,989	$2,201	$836	$1,006	$3,052	$2,397	$1,869
Less: Undistributed earnings allocated to participating preferred stock	(680)	(230)	-	(5)	-	-	-	-
Non-GAAP net income attributable to common stockholders	$899	$1,759	$2,201	$831	$1,006	$3,052	$2,397	$1,869
Denominator:
Weighted average common shares outstanding, basic	7,356	14,181	17,445	17,490	17,786	18,071	18,283	18,457
Non-GAAP basic net income per common share	$0.12	$0.12	$0.13	$0.05	$0.06	$0.17	$0.13	$0.10

Non-GAAP diluted net income per share
Numerator:
Non-GAAP net income	$1,579	$1,989	$2,201	$836	$1,006	$3,052	$2,397	$1,869
Denominator:
Weighted average common shares outstanding, basic	7,356	14,181	17,445	17,490	17,786	18,071	18,283	18,457
Add: Outstanding convertible preferred stock	5,316	1,694	-	-	-	-	-	-
Add: Outstanding convertible preferred stock warrants	122	77	47	50	33	6	4	5
Add: Options to purchase common stock	1,556	1,567	1,418	1,492	1,516	1,468	1,193	1,129
Add: Restricted stock units	-	-	1	5	32	49	27	51
Weighted average common shares outstanding, diluted	14,350	17,519	18,911	19,037	19,367	19,594	19,507	19,642
Non-GAAP diluted net income per common share	$0.11	$0.11	$0.12	$0.04	$0.05	$0.16	$0.12	$0.10

Reconciliation of net income (loss) to adjusted EBITDA:
Net income (loss)	$182	$1,703	$1,505	$65	$(72)	$1,328	$1,120	$12,487
Interest (income) expense, net	62	37	(16)	(18)	(23)	(25)	(23)	(25)
Depreciation and amortization	980	756	733	774	959	1,042	1,174	1,291
Stock-based compensation	529	545	501	473	624	1,073	645	687
Loss on warrant revaluation	469	(454)	-	-	-	-	-	-
Acquisition related costs	-	-	-	103	146	287	166	385
Provision for income taxes	24	221	195	(141)	(7)	161	201	(12,335)
Adjusted EBITDA	$2,246	$2,808	$2,918	$1,256	$1,627	$3,866	$3,283	$2,490

(1) Preferred stock does not participate in Company losses and thus in periods of GAAP net losses, 100% of GAAP net loss is attributable to common stockholders.
(2) In periods in which the Company is in a GAAP net loss position, all common stock equivalents are anti-dilutive and are not included in GAAP diluted shares outstanding.

CONTACT:
for Convio
Linda Wells, 415-445-3236